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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of PMR Corporation for the registration of 888,978 shares of its common stock and to the incorporation by reference therein of our report dated June 21, 2000, with respect to the consolidated financial statements and schedule of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ------------------------------------

San Diego, California
October 26, 2000